Exhibit 99.2
For Immediate Release
HOSPIRA AND JAVELIN PHARMACEUTICALS ENTER INTO DEFINITIVE
MERGER AGREEMENT FOR HOSPIRA TO ACQUIRE JAVELIN
PHARMACEUTICALS; HOSPIRA WILL INITIATE TENDER OFFER
— Javelin’s post-operative pain drug would strengthen acute-care offering —
LAKE FOREST, Ill., and CAMBRIDGE, Mass., April 19, 2010 — Hospira, Inc. (NYSE: HSP), a global specialty pharmaceutical and medication delivery company, and Javelin Pharmaceuticals, Inc. (NYSE - Amex: JAV), today announced that the companies have entered into a definitive merger agreement providing for the acquisition of Javelin by Hospira for $2.20 per share in cash, or approximately $145 million. Hospira expects to commence a tender offer for all outstanding shares of Javelin common stock on or about April 21, 2010, in accordance with the terms of the merger agreement.
Hospira entered into the merger agreement following an extensive evaluation of Javelin’s business and its prospects. The offer is conditioned on the tender of a majority of Javelin’s shares calculated on a fully diluted basis and other customary closing conditions, and Hospira believes that the offer delivers a full and fair value to Javelin’s shareholders.
The acquisition of Javelin would allow Hospira to take advantage of synergies between Javelin’s main product candidate, Dyloject™, a post-operative pain management drug currently awaiting U.S. Food and Drug Administration (FDA) approval, and Hospira’s proprietary sedation agent, Precedex™. Both drugs are marketed to anesthesiologists, enabling Hospira to leverage its Precedex sales force to promote Dyloject.
“Dyloject would broaden Hospira’s pain management portfolio and offers attractive revenue and margin prospects,” said Ron Squarer, chief commercial officer, Hospira. “Dyloject is also a very good fit with Precedex, and further demonstrates Hospira’s strong commitment to the acute-care space.”
Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com
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HOSPIRA AND JAVELIN PHARMACEUTICALS ENTER INTO DEFINITIVE MERGER AGREEMENT FOR HOSPIRA TO ACQUIRE JAVELIN PHARMACEUTICALS; HOSPIRA WILL INITIATE TENDER OFFER

Dyloject is a proprietary non-opioid analgesic that will help reduce the need for traditional intravenous opioids. Opioids are central to the management of post-operative pain, but are associated with significant adverse events, including respiratory depression, sedation, nausea and vomiting, slowing of the gastrointestinal function and urinary retention.
Hospira would have global rights to Dyloject with the exception of Europe, where rights are currently licensed to a third party. Hospira plans to market the product in the United States, Canada, Latin America and the Asia-Pacific region. These are areas where Hospira also markets Precedex, and represent a good fit for Hospira’s Precedex and acute-care strategy.
Hospira and Javelin also entered into a loan facility under which Javelin may borrow up to $4.5 million to fund Javelin’s operating activities prior to closing a merger with Hospira, approximately $8.3 million for Javelin’s repayment of the principal and accrued interest incurred under a similar financing arrangement entered into with Myriad Pharmaceuticals (“MPI”) (NASDAQ: MYRX) and $4.4 million for Javelin’s payment of the termination fee and certain stipulated expenses that Javelin may be required to pay MPI following termination of its merger agreement with MPI.
About Hospira
Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 13,500 employees. Learn more at www.hospira.com.
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HOSPIRA AND JAVELIN PHARMACEUTICALS ENTER INTO DEFINITIVE MERGER AGREEMENT FOR HOSPIRA TO ACQUIRE JAVELIN PHARMACEUTICALS; HOSPIRA WILL INITIATE TENDER OFFER

About Javelin Pharmaceuticals
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. The company has one marketed drug in the U.K., an NDA-submitted drug candidate, Dyloject, and two drug candidates in U.S. advanced clinical development. For additional information about Javelin, please visit the company’s Web site at http://www.javelinpharmaceuticals.com.
Important Additional Information Will Be Filed with the U.S. Securities and Exchange Commission
The tender offer described in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Javelin common stock. Hospira expects to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, form of letter of transmittal and other documents relating to the tender offer on or about April 21, 2010, and Javelin will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Hospira and Javelin intend to mail these documents to Javelin’s stockholders. Javelin stockholders will be able to obtain a free copy of these documents and other documents filed by Hospira and Javelin with the SEC at the Web site maintained by the SEC at www.sec.gov. In addition, Javelin stockholders will be able to obtain a free copy of these documents by directing a request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor Relations. INVESTORS AND JAVELIN SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
None of the information included on any Internet Web site maintained by Hospira, Javelin or any of their affiliates, or any other Internet Web site linked to any such Web site, is incorporated by reference in or otherwise made a part of this press release.
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HOSPIRA AND JAVELIN PHARMACEUTICALS ENTER INTO DEFINITIVE MERGER AGREEMENT FOR HOSPIRA TO ACQUIRE JAVELIN PHARMACEUTICALS; HOSPIRA WILL INITIATE TENDER OFFER

Forward-Looking Statements
Hospira
This press release contains forward-looking statements, including statements regarding Hospira’s goals and strategy with respect to its proposed acquisition of Javelin. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. No assurance can be given that the acquisition transaction described in this press release will be completed, that completion of the transaction will not be delayed or that Hospira will realize the anticipated benefits of the transaction. Economic, competitive, governmental, legal, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

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HOSPIRA AND JAVELIN PHARMACEUTICALS ENTER INTO DEFINITIVE MERGER AGREEMENT FOR HOSPIRA TO ACQUIRE JAVELIN PHARMACEUTICALS; HOSPIRA WILL INITIATE TENDER OFFER

Javelin
This press release contains “forward-looking statements”, including statements relating to the expected timing of results and development of Javelin’s drug candidates and any potential transaction between Javelin Pharmaceuticals, Inc. and Hospira, Inc. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the conditions to Hospira’s obligations under its merger agreement with Javelin may not be satisfied, and other factors discussed under the heading “Risk Factors” contained in Javelin’s Form 10-K, for the year ended Dec. 31, 2009, which was filed with the Securities and Exchange Commission (“SEC”), as well as any updates to those risk factors filed from time to time in Javelin’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Javelin Pharmaceuticals undertakes no duty to update this information unless required by law.
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Hospira Media	Javelin Media/Investors
Dan Rosenberg	Rick Pierce
(224) 212-3366	(617) 499-4703

Hospira Investors
Karen King
(224) 212-2711